EXHIBIT 99.1

News Release

NYSE: Web Site: Contact:	BVC www.bayviewcapital.com John Okubo (650) 294-7778

FOR IMMEDIATE RELEASE

October 28, 2003

Bay View Capital Corporation Announces Partial Liquidation Strategy,
Dissolution of Bay View Bank and Third Quarter Results

     San Mateo, California – Bay View Capital Corporation (the “Company”) today announced that its Board of Directors has approved a process of partial liquidation under which the Company anticipates it will make an initial cash distribution in the fourth quarter as previously indicated, but will continue to operate its automobile finance subsidiary, Bay View Acceptance Corporation (“BVAC”), on an ongoing basis.

     In October 2002, the Company’s stockholders authorized a Plan of Dissolution and Stockholder Liquidity. Under that Plan, the Board of Directors was authorized to determine the most efficient means of liquidation, and the timing of the process. The Company originally contemplated that it would sell all of its assets, pay all of its liabilities and then distribute the proceeds, including the stock of BVAC, to the Company’s stockholders.

     In the year that has elapsed since the adoption of the Plan, the Company has sold substantially all of its assets with the exception of its auto lease portfolio and BVAC. Because of changing market conditions in the auto sector, as discussed below, the Company believes that the near-term sale or distribution of the stock of BVAC to stockholders is not the best method of achieving maximum stockholder value.

     “We have decided that undertaking a plan of partial instead of complete liquidation will serve the best interests of our stockholders for a number of reasons,” stated Robert B. Goldstein, the Chairman of the Company’s Board, “First, we believe we can maximize the value of BVAC by continuing to operate it on an ongoing basis, and not selling or distributing it when the automobile finance industry is performing below historical levels; second, we will be able to more fully utilize the benefits of our remaining net operating loss carryforwards by continuing to operate BVAC beyond the third quarter of 2005; and finally, we will enjoy significantly greater corporate and financial flexibility if we are not limited to operating as a dissolving corporation.”

     The Company currently anticipates distributing $5.45 per share in cash to stockholders as previously indicated, including a year-end distribution of approximately $4.00 per share and then a series of six quarterly distributions beginning in June 2004. The Company believes that its adoption of a partial liquidation strategy will not have a material impact on the after-tax value of the distributions to most stockholders; however, investors should consult with their tax advisors to determine their individual tax situations.

Dissolution of Bay View Bank

     Bay View Bank, N.A. (the “Bank”), completed its previously announced Plan of Dissolution and Liquidation on September 30, 2003. Under the Plan, the Bank satisfied or discharged all of its known and currently due and payable liabilities and transferred its remaining assets and liabilities to the Company, the Bank’s sole stockholder. The Company received final regulatory approval of the Bank’s dissolution from the Office of the Comptroller of the Currency on October 27, 2003.

Third Quarter Results

     The Company reported net assets in liquidation of $409.8 million, or $6.36 in net assets in liquidation per outstanding share at September 30, 2003 compared to $409.9 million, or $6.37 in net assets in liquidation per outstanding share at June 30, 2003. On September 30, 2002, the Company adopted liquidation basis accounting as a result of its stockholders’ approval of a plan of dissolution and stockholder liquidity. Since that date, the Company has reported the value of, and the changes in, net assets available for distribution to stockholders (“net assets in liquidation”) under the liquidation basis of accounting instead of results from continuing operations in accordance with accounting principles generally accepted in the United States of America.

     The change in net assets in liquidation during the quarter included a pre-tax operating loss of $2.2 million and $3.4 million of charges for assets in liquidation partially offset by $4.7 million of income tax benefit. The $3.4 million of charges was largely attributable to a $3.7 million impairment in the auto lease portfolio as the residual value of the portfolio declined due to weakness in used car values.

     At September 30, 2003, the Company’s total assets were $555 million compared to $593 million at June 30, 2003 and $876 million at December 31, 2002. At September 30, 2003, cash and cash equivalents totaled $208.3 million.

     Total nonperforming assets, net of mark-to-market valuation adjustments, declined to $11.5 million at September 30, 2003 from $19.8 million at June 30, 2003. Franchise-related nonperforming assets declined to $8.5 million at September 30, 2003 from $15.9 million at June 30, 2003.

     Total loans and leases delinquent 60 days or more at September 30, 2003 declined to $1.5 million from $2.8 million at June 30, 2003. Delinquent franchise-related loans declined to $1.1 million at September 30, 2003 from $1.9 million at June 30, 2003.

     During the quarter, the Company completed an offer of optional redemption of its Capital Securities (NYSE: BVS) at a price of $25.00 per Capital Security plus accrued and unpaid distributions through the date of redemption. Holders of the Capital Securities elected to redeem 184,903 shares, or approximately 5.14% of the outstanding Capital Securities, under the offer that expired on September 8, 2003. The Company intends to call all of the remaining Capital Securities on December 31, 2003.

Liquidating Portfolio

     During the quarter, the Company completed the sale of approximately $2.1 million of loans and received $13.1 million of loan repayments in its liquidating loan portfolio. These loan sales and repayments, totaling $15.2 million were comprised of $8.0 million of franchise loans, $6.1 million of asset-based loans and $1.1 million of other loans. At September 30, 2003, the net carrying value of the Company’s remaining investment in loans to be liquidated was reduced to $34.0 million from $49.2 million at June 30, 2003.

BVAC

     BVAC purchased $66.9 million of auto installment contracts on new and used vehicles during the third quarter of 2003, compared to $73.6 million for the second quarter. Third quarter purchases consisted of 2,316 contracts with weighted average contract rates of 8.12% and weighted average FICO scores of 734. At September 30, 2003, BVAC was servicing 32,000 contracts representing $573 million compared to 33,700 contracts representing $590 million at June 30, 2003. During the quarter, BVAC called its 2000-LJ-1 automobile receivable backed notes and repurchased auto installment contracts with a par value of $33.8 million and an average coupon rate of 10.25%.

     Third quarter purchases continued to run below expectations. Incentive financing from auto manufacturers, including zero percent financing out to a term of 72 months, continues to be widely available on new vehicles. These products have encroached on BVAC’s traditional market in extended term contracts, which appeal to monthly payment-oriented buyers of new vehicles. Incentive financing has also drawn a segment of BVAC’s used vehicle buyers / borrowers into new vehicle purchases. BVAC has chosen to remain focused on credit quality and has reduced its purchases of installment contracts from certain independent dealers. As a result, the quality and performance of the BVAC loan portfolio has remained sound. However, this focus on credit quality and the encroachment mentioned above have resulted in reduced loan production in recent quarters. This loss of production has diminished the near-term liquidation value of BVAC and, as a result, the Company reduced its after-tax premium on BVAC from $12.8 million to $4.0 million during the quarter.

     As discussed in a previous earnings release, BVAC has substantially reduced its operating expenses while enhancing marketing procedures. As the economy recovers and these marketing strategies are fully implemented, we anticipate BVAC’s loan production will recover commensurately. Looking forward to 2004, BVAC has expanded its relationships with multi-store auto dealerships and anticipates increasing loan production from these relationships. Expansion into new states, which was de-emphasized during the restructuring period, has also been reactivated and is anticipated to increase production in 2004.

     BVAC securitized and sold approximately $193 million of automobile installment contracts during the third quarter. A gain of $0.8 million was realized on the transaction. Additionally, BVAC received $20.4 million of auto installment contract repayments during the quarter.

     As discussed above, the Company adopted liquidation basis accounting effective September 30, 2002. Accordingly, the Company’s consolidated financial statements for periods subsequent to September 30, 2002 have been prepared under the liquidation basis of accounting including the replacement of a Consolidated Statement of Operations and Comprehensive Income with a Consolidated Statement of Changes in Net Assets in Liquidation. For reporting periods prior to September 30, 2002, the Company’s consolidated financial statements are presented on a going concern basis of accounting. The Company is providing herein a (1) Consolidated Statements of Net Assets (Liquidation Basis) as of September 30, 2003 and December 31, 2002, (2) Consolidated Statements of Changes in Net Assets in Liquidation (Liquidation Basis) for the three months ended September 30, 2003 and June 30, 2003 and the nine months ended September 30, 2003 and (3) Consolidated Statements of Operations and Comprehensive Income (Loss) for the three- and nine-month periods ended September 30, 2002 (Liquidation Basis) and the three months ended June 30, 2002 (Going Concern Basis).

     The Company will host a conference call at 2:00 p.m. PST on October 29, 2003 to discuss its financial results. Analysts, media representatives and the public are invited to listen to this discussion by calling 1-888-793-6954 and referencing the password “BVC.” An audio replay of this conference call will be available through Friday, November 28, 2003 and can be accessed by dialing 1-800-937-5157.

     Bay View Capital Corporation is a financial services company headquartered in San Mateo, California and is listed on the NYSE: BVC. For more information, visit our website at www.bayviewcapital.com.

Forward-Looking Statements

     All statements contained in this release that are not historic facts are based on current expectations. Such statements are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) in nature and involve a number of risks and uncertainties. Although the Company currently believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated by the forward-looking statements will be realized. For information regarding factors that could cause the results contemplated by the forward-looking statements to differ from expectations, such as the inability to achieve the financial goals of our plan of partial liquidation, including any financial goals related to both contemplated and consummated asset sales, including the operation of the auto business and the inability to use net operating loss carryforwards that the Company currently has, please refer to the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Bay View Capital Corporation
Consolidated Statements of Net Assets (Liquidation Basis)

	September 30, 2003
	(Unaudited)	December 31, 2002

	(Dollars in thousands)
ASSETS
Cash and cash equivalents:
Cash and due from depository institutions	$60,204	$71,611
Short-term investments	148,119	151,684

	208,323	223,295
Securities available-for-sale:
Investment securities	34,515	38,137
Mortgage-backed securities	12,300	32,516
Loans and leases held-for-sale	156,671	311,014
Investment in operating lease assets, net	86,312	191,005
Investment in stock of the Federal Home Loan Bank of San Francisco	505	16,075
Investment in stock of the Federal Reserve Bank	—	13,659
Real estate owned, net	6,480	2,402
Premises and equipment, net	532	1,327
Repossessed vehicles	345	502
Income taxes, net	17,298	—
Other assets	31,258	45,613

Total assets	$554,539	$875,545

LIABILITIES
Deposits:
Brokered certificates of deposit	—	224,189

	—	224,189
Other borrowings	23,751	61,969
Guaranteed Preferred Beneficial Interest in the Company’s Junior Subordinated Debentures (“Capital Securities”)	85,542	90,000
Income taxes, net	—	8,646
Other liabilities	21,299	36,724
Reserve for estimated costs during the period of liquidation	14,133	43,953

Total liabilities	144,725	465,481

Net assets in liquidation	$409,814	$410,064

Bay View Capital Corporation
Consolidated Statements of Changes in Net Assets in Liquidation (Liquidation Basis)
(Unaudited)

			For the Nine
	For the Three Months Ended		Months Ended

	September 30,		September 30,
	2003	June 30, 2003	2003

	(Dollars in thousands)
Net assets in liquidation at beginning of period	$409,864	$410,964	$410,064
Pre-tax loss from operations	(2,228)	(1,531)	(4,595)
Changes in estimated values of assets and liabilities	(3,407)	(924)	(5,995)
Income tax benefit	4,664	786	6,252

Change in net loss from operations	(971)	(1,669)	(4,338)
Other changes in net assets in liquidation (1)	921	569	4,088

Net assets in liquidation at end of period	$409,814	$409,864	$409,814

(1) Primarily represents proceeds from stock options and warrants exercised as well as valuation adjustments to the Company’s outstanding stock options.

Bay View Capital Corporation
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

			For the Nine
	For the Three Months Ended		Months Ended

	September 30,		September 30,
	2002	June 30, 2002	2002

	Liquidation	Going Concern	Liquidation
	Basis	Basis	Basis

	(Amounts in thousands, except per share amounts)
Interest income:
Interest on loans and leases	$30,174	$45,563	$122,208
Interest on mortgage-backed securities	1,749	3,014	8,314
Interest and dividends on investment securities	7,140	3,906	14,717

	39,063	52,483	145,239
Interest expense:
Interest on deposits	15,978	13,529	44,509
Interest on borrowings	789	1,792	4,413
Interest on Subordinated Notes	3,716	3,715	11,146

	20,483	19,036	60,068
Net interest income	18,580	33,447	85,171
Provision for losses on loans and leases	2,200	3,600	10,700

Net interest income after provision for losses on loans and leases	16,380	29,847	74,471
Noninterest income:
Leasing income	16,886	18,953	56,188
Loan fees and charges	1,085	1,193	3,571
Loan servicing income	250	208	663
Account fees	1,939	1,983	5,858
Sales commissions	1,463	1,944	5,247
Gain on sale of assets and liabilities, net	18,090	203	18,625
Other, net	270	916	1,413

	39,983	25,400	91,565
Noninterest expense:
General and administrative	31,673	30,536	93,001
Litigation settlement expense	—	13,100	13,100
Leasing expenses	12,911	16,066	43,984
Real estate owned operations, net	88	328	956
Provision for losses on real estate owned	62	—	266
Amortization of intangible assets	331	331	993

	45,065	60,361	152,300
Income (loss) from operations	11,298	(5,114)	13,736
Adjustment for liquidation basis	266,510	—	266,510

Income (loss) before income tax expense (benefit)	277,808	(5,114)	280,246
Income tax expense (benefit)	187,385	(3,658)	181,792
Dividends on Capital Securities	2,674	2,626	7,873

Income (loss) before cumulative effect of change in accounting principle	87,749	(4,082)	90,581
Cumulative effect of change in accounting principle, net of applicable taxes of $2.3 million	—	—	(18,920)

Net income (loss)	$87,749	$(4,082)	$71,661

Bay View Capital Corporation
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

			For the Nine
	For the Three Months Ended		Months Ended

	September 30,		September 30,
	2002	June 30, 2002	2002

	Liquidation	Going Concern	Liquidation
	Basis	Basis	Basis

	(Amounts in thousands, except per share amounts)
Basic earnings (loss) per share before cumulative effect of change in accounting principle	$1.40	$(0.07)	$1.44
Cumulative effect of change in accounting principle, net	—	—	(0.30)

Net basic earnings (loss) per share	$1.40	$(0.07)	$1.14

Diluted earnings (loss) per share before cumulative effect of change in accounting principle	$1.39	$(0.07)	$1.43
Cumulative effect of change in accounting principle, net	—	—	(0.30)

Net diluted earnings (loss) per share	$1.39	$(0.07)	$1.13

Weighted-average basic shares outstanding	62,777	62,715	62,724

Weighted-average diluted shares outstanding	62,963	62,715	63,135

Net income (loss)	$87,749	$(4,082)	$71,661
Other comprehensive income (loss), net of tax:
Change in unrealized gain on securities available-for-sale, net of tax expense of $219 for the three months ended June 30, 2002	—	302	—

Other comprehensive income (loss)	—	302	—

Comprehensive income (loss)	$87,749	$(3,780)	$71,661

BAY VIEW CAPITAL CORPORATION
SELECTED FINANCIAL DATA
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended

	September 30,		September 30,	September 30,	September 30,
	2003	June 30, 2003	2002	2003	2002

	Liquidation Basis			Liquidation Basis

	(Amounts in thousands)
Selected Changes in Net Assets in Liquidation/Results of Operations Information:
Net interest income (1)	$2,463	$3,783	$18,580	$9,540	$85,171
Provision for losses on loans and leases	—	—	(2,200)	—	(10,700)
Leasing income	8,805	10,862	16,886	32,578	56,188
Gain on sale of assets and liabilities, net	819	203	18,090	787	18,625
Other income, net	134	1,330	5,007	3,722	16,752
General and administrative expenses	(7,336)	(9,542)	(31,673)	(26,338)	(93,001)
Litigation expense	—	—	—	—	(13,100)
Leasing expense	(7,009)	(7,958)	(12,911)	(24,421)	(43,984)
Other expense	(104)	(209)	(481)	(463)	(2,215)

Pre-tax income (loss) from operations	(2,228)	(1,531)	11,298	(4,595)	13,736
Adjustment for liquidation basis	—	—	266,510	—	266,510
Changes in estimated liquidation values of assets and liabilities	(3,407)	(924)	—	(5,995)	—
Income tax (expense) benefit	4,664	786	(187,385)	6,252	(181,792)
Dividends on Capital Securities	—	—	(2,674)	—	(7,873)
Cumulative effect of change in accounting principle, net of taxes of $2.3 million	—	—	—	—	(18,920)
Other changes in net assets in liquidation	921	569	—	4,088	—

Change in net assets in liquidation	$(50)	$(1,100)	—	$(250)	—

Net income			$87,749		$71,661

	At September 30,		At September 30,
	2003	At June 30, 2003	2002

	Liquidation Basis

	(Amounts in thousands, except per share amounts)
Loans and Leases:
Retail:
Auto installment contracts (2)	$122,715	$216,724	$84,938
Single-family mortgage loans	—	—	148,329
Other home equity loans and lines of credit	—	—	151,742
High loan-to-value home equity loans and lines of credit	—	—	7,178

Total retail loans	122,715	216,724	392,187
Commercial:
Multi-family mortgage loans	—	9	3,563
Commercial mortgage loans	2,642	2,675	51,527
Franchise loans	23,998	31,827	59,433
Asset-based loans, syndicated loans, factored receivables and commercial leases	2,434	8,829	185,714
Business loans	4,882	5,865	56,970

Total commercial loans and leases	33,956	49,205	357,207

Loans and leases receivable(3)(4)	$156,671	$265,929	$749,394

Credit Quality:
Nonperforming assets – total (5)	$11,494	$19,822	$40,125
Nonperforming assets – franchise	$8,467	$15,901	$23,218
Nonperforming assets as a percentage of consolidated assets	2.07%	3.34%	1.03%
Loans and leases delinquent 60 days or more	$1,549	$2,828	$31,905
Loans and leases delinquent 60 days or more – franchise	$1,106	$1,853	$16,253
Loans and leases delinquent 60 days or more as a percentage of loans and leases	1.00%	1.06%	4.26%

BAY VIEW CAPITAL CORPORATION
SELECTED FINANCIAL DATA (continued)
(Unaudited)

	At September 30,		At September 30,
	2003	At June 30, 2003	2002

	Liquidation	Liquidation	Going Concern
	Basis	Basis	Basis

	(Amounts in thousands, except per share amounts)
Per Share Data:
Net assets in liquidation per diluted share outstanding	$6.36	$6.37	$6.50
Other Data:
Full-time equivalent employees	149	197	800

(1)	Effective July 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” Year-to-date dividend expense on the Capital Securities is now reflected in interest on borrowings. Statement No. 150 does not allow for prior year restatements.

(2)	Excludes auto-related operating lease assets reported separately from loans and leases totaling $86.3 million, $117.7 million, and $228.5 million at September 30, 2003, June 30, 2003 and September 30, 2002, respectively.

(3)	All loans and leases are classified as held-for-sale.

(4)	Includes mark-to-market valuation reserves of $11.7 million, $16.6 million and $70.6 million at September 30, 2003, June 30, 2003 and September 30, 2002, respectively.

(5)	Nonperforming assets include mark-to-market valuation reserves of $4.1 million, $7.4 million and $16.6 million at September 30, 2003, June 30, 2003 and September 30, 2002, respectively.

BAY VIEW ACCEPTANCE CORPORATION

	At September 30,
	2003	At June 30, 2003	At December 31, 2002

	(Amounts in thousands)
Selected Statement of Net Assets (Liquidation Basis) Information:
Cash and cash equivalents	$12,322	$43,099	$1,366
Retained interest in auto loan securitization	29,855	23,836	23,946
Installment contracts	122,715	216,723	142,357
Other assets	4,136	3,489	4,187

Total assets	$169,028	$287,147	$171,856

Advances from parent	$99,136	$205,835	$103,541
Warehouse line	—	13,137	—
Other liabilities	10,335	9,009	10,106

Total liabilities	109,471	227,981	113,647

Net assets in liquidation	$59,557	$59,166	$58,209

			For the Nine Months
	For the Three Months Ended		Ended

	September 30, 2003	June 30, 2003	September 30, 2003

	(Amounts in thousands)
Selected Changes in Net Assets in Liquidation Information:
Net interest income	$2,001	$3,174	$8,033
Other income, net	760	1,086	3,113
General and administrative expenses	(2,949)	(3,754)	(9,550)

Pre-tax income from operations	(188)	506	1,596
Changes in estimated liquidation values of assets and liabilities	859	(47)	719
Income tax (expense) benefit	483	(193)	(204)

Changes in net assets in liquidation	$1,154	$266	$2,111

Selected Production Information:
Installment contracts purchased	$66,878	$73,594	$212,107
Weighted average contract rate	8.12%	8.50%	8.44%
Average FICO credit score	734	730	732

BAY VIEW ACCEPTANCE CORPORATION (continued)

	At September 30,
	2003	At June 30, 2003	At December 31, 2002

	(Amounts in thousands)
Managed Assets:
Total managed contracts	$573,114	$590,417	$646,856
Total number of contracts	32,000	33,700	37,800
Contracts delinquent 30 days or more as a percentage of managed assets	0.40%	0.39%	0.49%
Other Data:
Full-time equivalent employees	105	141	135

			For the Nine Months
	For the Three Months Ended		Ended

	September 30, 2003	June 30, 2003	September 30, 2003

Net chargeoffs on managed assets for period	$1,543	$1,787	$5,062
Net chargeoffs as a percentage of average managed assets (annualized)	1.06%	1.20%	1.13%